SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2002
ALLEGHENY ENERGY SUPPLY COMPANY, LLC (Exact name of registrant as specified in its charter) 23-3020481 (IRS Employer Identification Number) 10435 Downsville Pike Hagerstown, MD 21740
(Address of principal executive offices)
Registrant's telephone number, including area code:	(301) 790-3400

Item 9.          Sales of Equity Securities

                 On April 8, 2002, Allegheny Energy Supply Company, LLC completed the sale of $650 million of 8.25 percent senior unsecured Notes due 2012. Proceeds from the sale of the Notes will be used to pay down existing short-term debt and for general corporate purposes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: April 9, 2002	Allegheny Energy Supply Company, LLC By: /s/ Thomas K. Henderson Name: Thomas K. Henderson Title: Vice President